Exhibit 10.17

Office Leasing Agreement

Contract number: 2007-006

The two parties to this contract

Land Lord: Shanghai Yueyuan Machinery Equipment Limited Co. (Party A) Tenant: Jiangsu Zhongneng Photovoltaic Industry Development Co., Ltd. Shanghai Branch (Party B)

WHEREAS According to relevant laws, legal regulations of the People’s Republic of China as well as relevant regulations of this city, Party A and Party B, in a willing, equal and mutually beneficial foundation, have negotiated and agreed that Party A shall lease its legally owned office to Party B, and Party B shall lease Party A’s office for business activities, Party A and Party B hereby enter into this Contract (the “Contract”):

1. The address, area, amenities and facilities of the office

1.1	Party A is leasing to Party B the office owned by Party A, the address of which is 25th floor, 360 Pudong South Road, Pudong New District.

1.2	The area of the office that Party A is leasing to Party B is 404.80 square meters.

1.3	The exact amenities and facilities of the office shall be clearly stipulated by both parties in the appendixes to this contract. Unless both parties have otherwise agreed, this appendix shall serve as the acceptance specification while Party A deliver the office to Party B under this Contract and while Party B return the office to Party A

2. Use of the office

2.1	Before the signing of this contract, Party A has already produced its “Real Estate Title Certificate” to Party B (Registration number: Hu Fang Di Pu Zi (2003) number 071367) stating the office should be used for business.

2.2	Party B undertakes that this office will only be used for business purposes.

3.	Lease Term

3.1	The lease term for this office shall be 36 months, from January 1st, 2007 until December 31st, 2009

3.2	After the term is expired, Party A has the right to take back the entire office and Party B shall duly return the premises. If Party B wishes to extend the lease term, it must inform Party A in writing 3 months before the expiration of the lease, and in the event that it receives approval from Party A, a new lease contract must be signed

4. Rent and payment method

4.1	Both parties agree to the rent of RMB 5.475 per square meter, per day, which amounts to RMB 66,488.40 per month in total (RMB five point four seven five per square meter per day and RMB sixty-six thousand four hundred eighty-eight and forty cents per month), counting each month as consisting of 30 days.

4.2	Party B shall pay the rent annually in one lump sum, paying the rent after use. The rent for the current year shall be paid by the end of the first quarter of the subsequent year. If a payment is not made within the time limits, for every day that the payment is late Party B shall pay an additional penalty of 5/10,000 of the outstanding amount.

4.3	Party B shall adhere to the following method of payment: Party B shall transfer the funds into Party A’s bank account after Party A provides an official invoice.

5. Other expenses

5.1	All of the water, electricity, gas and business management fees that Party B incurs during the term of the lease shall be paid according to the regulations of the property management company.

5.2	The payment method and time of the abovementioned fees shall be determined by the regulations of the property management company.

6.	Office repairs and responsibility

6.1	Party A shall guarantee the safety of the office during the term of the lease. Party B shall respect and reasonably utilize the office as well as its other ancillary facilities. If Party B causes damages to the office as a result of its irresponsible usage of the office, Party B shall immediately repair the damages or provide monetary compensation.

6.2	If Party B wishes to re-renovate or change the existing installations and facilities, it must first receive written approval from Party A. If according to the relevant regulations Party B would thus need to apply to the relevant department (including this office’s property management organization) and go through the formal procedures for this application, Party B shall only start renovation after completing such procedure. After the term of the lease, Party B must restore the office to its original state if it is requested under the original agreement; in the case that Party B removed added facilities, it shall not disturb the office’s structure, Party B may only return the office after Party A’s inspection and confirmation.

6.3	The responsibility of any maintenance that falls outside of this contract and this contract’s supplemental clauses, shall all be the responsibility of Party A. Party A shall maintain and inspect the office on a regular basis.

6.4.	Party A must inform Party B in writing 15 days before Party A performs maintenance work on the office and its ancillary facilities. Party B shall actively cooperate with and assist Party A. All consequences of Party B disturbing Party A’s maintenance process will be borne by Party B.

6.5	If the office is damaged or if Party B incurs losses as a result of a force majeure event, neither party shall assume responsibility.

7. Conditions for modifying and terminating this contract

7.1	During the term of the lease, this contract cannot be modified or terminated unless under one of the following circumstances:

(1) Party A or Party B, because of some special situation, mutually agree that Party A shall prematurely take back or that Party B shall prematurely return part or all of the office;

(2) A situation occurs that (i) is outside the control of Party A that results in the cut off of the regular operation of the office or its water, electricity, gas, etc, (ii) lasts more than 15 days, and (iii) Party B deems the effect of which on its regular use of the office is significant and severe.

(3) Party B violates the terms of this Contract and does not correct the violation within 30 days of the day that Party A has provided notice of the violation.

(4) A force majeure event that causes damages to the office or its ancillary facilities, and renders this contract unable to be performed.

(5) A situation occurs during the lease term where the city or county government approves tearing down the building where the office is located, or if the land ownership rights is limited by the legal or administrative bureaus, or other situation under which Party A is legally prohibited to perform the contract

7.2	The Party that requests modification or termination of this contract should take the initiative and raise the issue with the other side. If in the modification or termination of this contract causes one party to incur losses, then, except as stipulated in clause 4 and 5 of article 7.1 of this Contract, the other party shall be held responsible and shall compensate the first party accordingly.

8. Other clauses

8.1	Additional clauses can be added to this contract upon mutual agreement of the parties. This additional clauses must conform to relevant laws of the People’s Republic of China as well as relevant real estate leasing management regulations of the city. All of the additional clauses and appendixes to this Contract shall all be deemed as inseparable from the Contract. All of the blank spaces in this contract and appendix that have been filled in with words or numbers shall have the same validity as the rest of the contract.

8.2	At the time of the signing of this contract, both parties have the legal right to enter into the contract and are fully aware of and understand the rights, obligations and responsibilities that they are entering into, willingly accepts this contract and undertake to strictly uphold this Contract. If one party violates this Contract, the other party has the right to claim damages according to the terms of this Contract.

8.3	If a dispute occurs between the two parties during the process of signing this contract, the parties shall consult with each other and resolve the issue. If the issue is unable to be resolved, then the parties should follow the below methods to solve the problem:

(1) Apply to the Shanghai Arbitration Committee for arbitration

(2) file a complaint with the people’s court that has jurisdiction over the office

8.4	There shall be two original copies of this contract, both equally valid and enforceable. One copy will be given to each party.

Shanghai Yueyuan Machinery Equipment Limited Co. (seal)

By:	Liu Guixi
Date:	January 4, 2007

Jiangsu Zhongneng Photovoltaic Industry Development Co., Ltd. Shanghai Branch (seal)

By:	Xu Jun
Date:	January 4, 2007